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                                                                      EXHIBIT 11

                         TRO LEARNING, INC. AND SUBSIDIARIES
                       COMPUTATION OF INCOME (LOSS) PER SHARE
                        AND EQUIVALENT SHARE OF COMMON STOCK

                  (Unaudited, in thousands, except per share data)

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                                                              Three Months                   Six Months
                                                             Ended April 30,               Ended April 30,
                                                      -----------------------------   ------------------------
                                                           1996          1995            1996          1995
                                                      -------------  --------------   -----------  -----------
AVERAGE SHARES OUTSTANDING:
1.   Weighted average number of shares of common
          stock outstanding during the period. . .          6,100          6,062          6,090          6,065

2.   Net additional shares assuming stock options
          exercised. . . . . . . . . . . . . . . .            ---            ---            ---           ----
                                                        ---------      ---------      ---------      ---------

3.   Weighted average number of shares and equivalent
          shares of common stock outstanding during
          the period . . . . . . . . . . . . . . .          6,100          6,062          6,090          6,065
                                                        ---------      ---------      ---------      ---------
                                                        ---------      ---------      ---------      ---------

INCOME (LOSS):

4.   Net Loss. . . . . . . . . . . . . . . . . . .      $    (988)     $    (616)     $  (2,037)     $  (1,242)
                                                        ---------      ---------      ---------      ---------
                                                        ---------      ---------      ---------      ---------
PER SHARE AMOUNTS:

Net loss (line 4/line 3) . . . . . . . . . . . . .      $   (0.16)     $   (0.10)     $   (0.33)     $   (0.20)
                                                        ---------      ---------      ---------      ---------
                                                        ---------      ---------      ---------      ---------
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